Parkway Properties, Inc.	FOR FURTHER INFORMATION:
188 E. Capitol Street, Suite 1000	Steven G. Rogers
Jackson, MS 39201	President & Chief Executive Officer
www.pky.com	Mandy M. Pope
(601) 948-4091	Chief Financial Officer

PARKWAY PROPERTIES, INC. REPORTS 2009 FOURTH QUARTER RESULTS,
2010 EARNINGS OUTLOOK AND DIVIDEND REDUCTION

Highlights
•	Reports 2009 FFO of $2.91 per share and recurring FFO of $3.27 per share
•	Achieves annual same-store average occupancy of 89.2%
•	Records non-cash impairment loss of $8.8 million on joint venture investments
•	Projects recurring FFO outlook range for 2010 as $2.40 to $2.60 per diluted share
•	Resets common dividend to an annualized rate of $0.30 per share

JACKSON, MISSISSIPPI – February 8, 2010 – Parkway Properties, Inc. (NYSE:PKY) today announced results for its fourth quarter ended December 31, 2009.

Steven G. Rogers, President and Chief Executive Officer stated, “I am pleased that we met the important goals set for 2009 with recurring funds from operations (“FFO”) of $3.27 per diluted share, an improved balance sheet due to property sales and an $85 million equity offering, and significant progress in leasing due to some pending vacancies in the portfolio.  This additional leasing late in the fourth quarter will require large outlays of capital, which will put additional pressure on funds available for distribution (“FAD”).  While I am satisfied with the accomplishment of these leasing volumes, the associated capital requirements contribute to changes in the area of dividend policy.

The decision to reduce our annual common stock dividend to 2010 projected taxable income of approximately $0.30 per common share was based on several factors:  First, the increased costs associated with leasing our existing and future vacancies at the bottom of this recessionary cycle; second, the desire to further improve our balance sheet to meet the capital structure goals we set out in early 2009; third, to make available additional capital for the investments we are now seeing in the market place for Texas Fund II; and finally, to give the Company more discretionary capital available at this point in the cycle for acquisition opportunities that might be seen outside of Texas Fund II.”

Consolidated Financial Results

•
FFO available to common shareholders totaled $7.7 million, or $0.36 per diluted share, for the three months ended December 31, 2009, as compared to $11.6 million, or $0.77 per diluted share, for the three months ended December 31, 2008.   Recurring FFO totaled $15.7 million, or $0.73 per diluted share for the three months ended December 31, 2009 as compared to $15.2 million, or $1.01 per diluted share for the three months ended December 31, 2008.  For the year ended December 31, 2009, FFO totaled $56.6 million, or $2.91 per diluted share, compared to $55.6 million, or $3.67 per diluted share for the year ended December 31, 2008.  Recurring FFO totaled $63.4 million, or $3.27 per diluted share, for the year ended December 31, 2009, as compared to $59.0 million, or $3.90 per diluted share, for the year ended December 31, 2008.

Included in FFO per diluted share are the following amounts (in thousands, except average rent per square foot and average occupancy):
			YTD	YTD
Description	Q4 2009	Q4 2008	2009	2008
Unusual Items:
Gain on involuntary conversion	$81	$-	$823	$-
Non-cash impairment losses	$(8,817)	$(2,542)	$(8,817)	$(2,542)
Hurricane Ike expense	$-	$263	$-	$(377)
Non-cash purchase accounting adjustment	$-	$-	$-	$(657)
Loss on extinguishment of debt	$-	$-	$-	$(2,153)
GEAR UP restricted stock expense	$-	$(1,395)	$-	$(1,395)

Other Items of Note:
Lease termination fees (1)	$738	$89	$1,167	$3,741
Straight-line rent (1)	$1,334	$787	$5,096	$1,825
Amortization of above market rent (1)	$(302)	$(49)	$(498)	$(586)
Bad debt expense (1)	$(780)	$(548)	$(2,432)	$(1,547)

Portfolio Information:
Average rent per square foot (2)(3)	$23.07	$22.53	$23.01	$22.16
Average occupancy (2)(4)	88.1%	90.4%	89.0%	90.8%
Same-store average rent per square foot (2)(3)	$23.07	$22.59	$22.91	$22.33
Same-store average occupancy (2)(4)	88.1%	90.3%	89.2%	90.6%
Total office square feet under ownership (2)	13,359	13,539	13,359	13,539
Total office square feet under management (5)	14,176	15,351	14,176	15,351

(1)
These items include 100% of amounts from wholly-owned assets plus the Company’s allocable share of these items recognized from the assets held in consolidated joint ventures and unconsolidated joint ventures.

(2)	These items include total office square feet of wholly-owned assets, consolidated joint ventures and unconsolidated joint ventures.
(3)	Average rent per square foot is defined as the weighted average annual gross rental rate, including escalations for operating expenses, divided by occupied square feet.
(4)	Average occupancy is defined as average occupied square feet divided by average total rentable square feet.
(5)	Total office square feet under management includes wholly-owned assets, consolidated joint ventures, unconsolidated joint ventures and third-party management agreements at the end of the period.

•
FAD totaled ($754,000), or ($0.04) per diluted share, for the three months ended December 31, 2009, as compared to $6.9 million, or $0.46 per diluted share, for the three months ended December 31, 2008.  FAD for the three months ended December 31, 2009 was affected by $9.5 million, or $0.44 per diluted share, in leasing costs related to four large new leases totaling approximately 284,000 square feet and two large renewal leases totaling 266,000 square feet.  FAD totaled $26.1 million, or $1.35 per diluted share, for the year ended December 31, 2009, compared to $34.9 million, or $2.30 per diluted share for the year ended December 31, 2008.

•
Net loss available to common shareholders for the three months ended December 31, 2009, was $11.4 million, or $0.53 per diluted share, as compared to net loss available to common shareholders of $7.1 million, or $0.47 per diluted share, for the three months ended December 31, 2008.  Net loss available to common shareholders for the year ended December 31, 2009, was $16.4 million, or $0.85 per diluted share as compared to net income available to common shareholders of $4.5 million, or $0.30 per diluted share, for the year ended December 31, 2008.  Net gains on the sale of real estate and involuntary conversion of $1.3 million, offset by impairment losses totaling $8.8 million, were included in net loss available to common shareholders for the year ended December 31, 2009.  Net gains on the sale of real estate of $22.6 million, offset by impairment losses totaling $2.5 million, were included in net income available to common shareholders for the year ended December 31, 2008.

Asset Recycling

•
Non-cash impairment losses totaling $8.8 million, or $0.45 per diluted share, were recorded in the fourth quarter of 2009 in connection with the valuation of two investments in unconsolidated joint ventures, RubiconPark I, LLC and RubiconPark II, LLC.  Parkway has a 20% interest in the ventures.  RubiconPark I, LLC owns two office buildings in Atlanta totaling 225,000 square feet (Falls Pointe and Lakewood II), and one office park in Charlotte totaling 326,000 square feet (Carmel Crossing), which are secured by a $51.3 million non-recourse first mortgage.  RubiconPark II, LLC owns one office building in Orlando totaling 205,000 square feet (Maitland 200), which is secured by a $17.7 million non-recourse first mortgage.  On January 20, 2010, Rubicon U.S. REIT, our joint venture partner, filed for Chapter 11 bankruptcy protection.

Operations and Leasing

•
The Company’s average rent per square foot increased 2.4% to $23.07 during the fourth quarter 2009 as compared to $22.53 for the fourth quarter 2008 and increased 3.9% to $23.01 during the year ended December 31, 2009, as compared to $22.16 for the year ended December 31, 2008.  On a same-store basis, the Company’s average rent per square foot increased 2.1% to $23.07 during the fourth quarter 2009 as compared to $22.59 during the fourth quarter 2008, and increased 2.6% to $22.91 during the year ended December 31, 2009, as compared to $22.33 during the year ended December 31, 2008.

•
The Company’s average occupancy for the fourth quarter 2009 was 88.1% as compared to 90.4% for the fourth quarter 2008, and was 89.0% for the year ended December 31, 2009, as compared to 90.8% for the year ended December 31, 2008.  On a same-store basis, the Company’s average occupancy for the fourth quarter 2009 was 88.1% as compared to 90.3% for the fourth quarter 2008.  For the year ended December 31, 2009, same-store average occupancy was 89.2% as compared to 90.6% for the year ended December 31, 2008.

•
At January 1, 2010, the Company’s office portfolio occupancy was 87.0% as compared to 88.3% at October 1, 2009 and 90.1% at January 1, 2009.  Not included in the January 1, 2010, occupancy rate are 15 signed leases totaling 96,000 square feet, which commence in the first through second quarters of 2010.  Including these leases, the Company’s portfolio was 87.7% leased at January 15, 2010.

•
Parkway’s customer retention rate was 63.6% for the quarter ending December 31, 2009, as compared to 58.0% for the quarter ending September 30, 2009, and 67.7% for the quarter ending December 31, 2008.  Customer retention for the years ended December 31, 2009 and 2008, was 61.9% and 70.7%, respectively.

•
During the fourth quarter 2009, 57 leases were renewed or expanded on 676,000 rentable square feet at an average rent per square foot of $26.41, representing a 0.5% increase, and at a cost of $3.92 per square foot of the lease term in annual leasing costs.  During the year ending December 31, 2009, 248 leases were renewed or expanded on 2.0 million rentable square feet at an average rent per square foot of $22.70, representing a 1.6% decrease, and at a cost of $2.82 per square foot per year of the lease term in annual leasing costs.

•
During the fourth quarter 2009, 33 new leases were signed on 238,000 rentable square feet at an average rent per square foot of $23.33 and at a cost of $6.65 per square foot of the lease term in annual leasing costs.  During the year ending December 31, 2009, 120 new leases were signed on 748,000 rentable square feet at an average rent per square foot of $21.92 and at an average cost of $5.46 per square foot per year of the lease term in annual leasing costs.

•
On a same-store basis, the Company’s share of net operating income (“NOI”) decreased $193,000 or 0.7% for the fourth quarter 2009 as compared to the same period of the prior year on a GAAP basis.  On a cash basis, the Company’s share of same-store NOI decreased $466,000 or 1.7% for the fourth quarter 2009 as compared to the same period of the prior year.  The Company’s share of same-store NOI for the year ended December 31, 2009, decreased $1.5 million or 1.3% compared to the same period of 2008 on a GAAP basis and decreased $4.1 million or 3.7% on a cash basis.  The decrease in same-store NOI on a cash basis is primarily attributable to a decrease in lease termination fees of $2.6 million and an increase in bad debt expense of $843,000 for the year ending December 31, 2009, as compared to the same period of 2008.

Capital Structure

•	On December 31, 2009, the Company owed $100.0 million related to its $311.0 million line of credit and had $20.7 million in cash and cash equivalents.

•
On February 8, 2010, the Company completed a $35.0 million non-recourse, fixed-rate first mortgage loan related to the refinance of a $60.0 million recourse mortgage that was scheduled to mature in May 2010.  The loan bears interest at 7.25% and is secured by the Company's Capital City Plaza building in Atlanta, Georgia.  The loan will mature in March 2017 and includes the option to be prepaid at the end of five years at a cost of 1% of the outstanding loan balance.  The Company used its existing line of credit to pay the $25.0 million difference on the maturing loan.

•
The Company’s remaining proportionate share of debt maturities in 2010 is $63.8 million, and the Company plans to refinance this debt with non-recourse, first mortgages.  Additionally, the Company’s existing line of credit capacity could be utilized to pay such debt maturities.

•
The Company's previously announced cash dividend of $0.325 per share for the quarter ended December 31, 2009, represented a payout of approximately 91.2% of FFO per diluted share for the quarter. The fourth quarter dividend was paid on December 30, 2009.

•
The Company’s Board of Directors declared a quarterly dividend of $0.075 per share payable on March 31, 2010, to shareholders of record of Common Stock on March 17, 2010.  The dividend will be the ninety-fourth (94th) consecutive quarterly distribution to Parkway’s shareholders of Common Stock and represents an annualized dividend rate of $0.30 per share.  The amount of the common dividend per share was revised by the Board of Directors to approximate projected taxable income per common share for 2010.

•	The Board of Directors also declared a quarterly dividend of $0.50 per share payable on April 15, 2010, to shareholders of record of Series D Preferred Stock on March 31, 2010.

•
At December 31, 2009, the Company’s debt to EBITDA multiple was 6.4 times as compared to 6.6 times at September 30, 2009, and 7.3 times at December 31, 2008.  The decrease in the debt to EBITDA multiple at December 31, 2009 compared to the prior year is primarily due to the reduction in debt as a result of the second quarter 2009 $85.0 million common stock offering.

•
In December 2009, the Company entered into agreements under which it may issue up to $75.0 million in common stock in an at the market (“ATM”) offering with Wells Fargo, Bank of America/Merrill Lynch, JP Morgan and Regions Morgan Keegan.  Any proceeds from the ATM offering will be utilized for general corporate purposes, including acquisitions.  There were no shares issued under the ATM offering during the fourth quarter 2009.

Outlook for 2010

Parkway has historically provided an annual earnings outlook for the year to its investors, analysts and other public constituencies, consisting of FFO per diluted share and net income per diluted share (EPS) and the major assumptions used in preparing the earnings outlook.  Variance within the outlook range may occur due to variations in the recurring revenue and expenses of the Company, as well as certain non-recurring items.  The earnings outlook does not include the impact of possible future gains or losses on early extinguishment of debt, possible future acquisitions or dispositions, possible future impairment charges or other unusual charges that may occur during the year.  These assumptions reflect the Company’s expectations based on its knowledge of current market conditions and historical experience.  It has been and will continue to be the Company’s policy to not issue quarterly earnings guidance or revise the annual earnings outlook unless such estimates are outside of the original annual outlook range.  This policy is intended to lessen the emphasis on short-term movements that do not have a material impact on earnings or long-term value of the Company.

For 2010, the Company estimates reported FFO per diluted share of $2.72 to $2.92, recurring FFO per diluted share of $2.40 to $2.60 and earnings per diluted share (“EPS”) of ($0.28) to ($0.08).  The reconciliation of budgeted EPS to budgeted FFO per diluted share is as follows:

Outlook for 2010	Range
Fully diluted EPS	$(0.28-$0.08)
Plus: Real estate depreciation and amortization	$3.72-$3.72
Plus: Depreciation on unconsolidated joint ventures	$0.04-$0.04
Less: Noncontrolling interest depreciation/amortization	$(0.76-$0.76)
Reported FFO per diluted share	$2.72-$2.92
Less: Non-recurring lease termination fee income	$(0.32-$0.32)
Recurring FFO per diluted share	$2.40-$2.60

The 2010 earnings outlook is based on the core operating assumptions and capital activity assumptions described below.  These assumptions reflect the Company’s expectations based on its knowledge of current market conditions and historical experience.

2010 Core Operating Assumptions

•	An average annual same-store occupancy range of 85% to 87%.

•	An average annual same-store rental rate per square foot of $22.00 to $23.00.

•	Recurring same-store net operating income decrease of 2.5% to 5.5% on a GAAP basis. On a recurring cash basis, annual same-store net operating income is expected to decline by 5.0% to 8.0%.

•	Lease termination fee income of approximately $7.0 million or $0.32 per diluted share has been included in the 2010 earnings outlook.

•	Net general and administrative expenses are expected to be in the range of $7.7 million to $8.2 million.

2010 Capital Activity Assumptions

•
In 2010, the Company has $63.8 million in proportionate debt maturities, following the refinance of the Capital City Plaza mortgage.  The remaining debt maturities are related to six assets, which are 87.6% leased at January 1, 2010.  The Company plans to refinance the maturing debt with non-recourse, first mortgages with an assumed average interest rate of 7.25%.  Additionally, the Company’s existing line of credit capacity could be utilized to pay such debt maturities.

•	The Company has a $100.0 million interest rate swap related to the line of credit at an effective interest rate of 4.8% that expires March 2011.

•
The Company is estimating its proportionate share of total recurring capital expenditures for building improvements, tenant improvements and leasing commissions in the range of $38.0 million to $43.0 million, as compared to $36.4 million for 2009.  The 2010 recurring capital expenditures include approximately $9.7 million related to the two major new leases for Combined Insurance and Silliker at 111 East Wacker in Chicago comprising 133,000 square feet.

•
No investments for the discretionary fund with the Teacher Retirement System of Texas are included in the earnings outlook.  However, the Company expects to continue to pursue investments for Texas Fund II and will provide further information at such time as an investment is completed as to the impact on its earnings outlook.

•
No sales or joint ventures of properties are included in the earnings outlook.  However, the Company expects to continue to pursue its ongoing non-core asset recycling program and will provide further information at such time as a sale or joint venture is completed as to the impact on its earnings outlook.

•
Dividends to Parkway’s shareholders of common stock are included in the earnings outlook at an annualized dividend rate of $0.30 per share, which approximates 2010 estimated taxable income per common share.

•	No additional issuance or buyback of Company stock or redemption of preferred stock is included in the earnings outlook.

About Parkway Properties

Parkway Properties, Inc., a member of the S&P Small Cap 600 Index, is a self-administered real estate investment trust specializing in the operation, leasing, acquisition, and ownership of office properties. The Company is geographically focused on the Southeastern and Southwestern United States and Chicago. Parkway owns or has an interest in 65 office properties located in 11 states with an aggregate of approximately 13.4 million square feet of leasable space at February 8, 2010.  Included in the portfolio are 21 properties totaling 3.9 million square feet that are owned jointly with other investors, representing 28.8% of the portfolio.  Fee-based real estate services are offered through the Company’s wholly-owned subsidiary, Parkway Realty Services, which also manages and/or leases approximately 1.3 million square feet for third-party owners at February 8, 2010.

Additional Information

The Company will conduct a conference call to discuss the results of its fourth quarter operations on Tuesday, February 9, 2010, at 11:00 a.m. Eastern Time. The number for the conference call is 800-723-6751. A taped replay of the call can be accessed 24 hours a day through February 19, 2010, by dialing 888-203-1112 and using the pass code of 6944734. An audio replay will be archived and indexed in the investor relations section of the Company’s website at www.pky.com.  A copy of the Company's 2009 fourth quarter supplemental financial and property information package is available by accessing the Company's website, emailing your request to rjordan@pky.com or calling Rita Jordan at 601-948-4091. Please participate in the visual portion of the conference call by accessing the Company's website and clicking on the "4Q Call" icon.

Additional information on Parkway Properties, Inc., including an archive of corporate press releases and conference calls, is available on the Company's website. The Company's fourth quarter 2009 Supplemental Operating and Financial Data, which includes a reconciliation of Non-GAAP financial measures, is available on the Company's website.

Forward Looking Statement

Certain statements in this release that are not in the present or past tense or discuss the Company's expectations (including the use of the words anticipate, believe, forecast, intends or project) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current belief as to the outcome and timing of future events. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company's properties for rental purposes; the amount and growth of the Company's expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; risks associated with joint venture partners; the risks associated with the ownership and development of real property; the failure to acquire or sell properties as and when anticipated; and other risks and uncertainties detailed from time to time on the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's results could differ materially from those expressed in the forward-looking statements. The Company does not undertake to update forward-looking statements.

Company’s Use of FFO, FAD and EBITDA

FFO, FFO per diluted share, FAD, FAD per diluted share and EBITDA are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs and should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of equity REITs. Management believes that FFO, FFO per diluted share, FAD, FAD per diluted share and EBITDA are helpful to investors as supplemental performance measures because these measures exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. FFO, FAD and EBITDA do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs as disclosed in the Company’s Consolidated Statements of Cash Flows. FFO, FAD and EBITDA should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity.

PARKWAY PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31	December 31
	2009	2008
	(Unaudited)
Assets
Real estate related investments:
Office and parking properties	$1,738,040	$1,737,549
Land held for development	609	609
Accumulated depreciation	(336,759)	(282,919)
	1,401,890	1,455,239

Land available for sale	750	750
Mortgage loan	8,126	7,519
Investment in unconsolidated joint ventures	2,512	11,057
	1,413,278	1,474,565

Rents receivable and other assets	116,437	118,512
Intangible assets, net	61,734	79,460
Cash and cash equivalents	20,697	15,318
	$1,612,146	$1,687,855

Liabilities
Notes payable to banks	$100,000	$185,940
Mortgage notes payable	852,700	869,581
Accounts payable and other liabilities	88,614	98,894
	1,041,314	1,154,415

Equity
Parkway Properties, Inc. shareholders' equity:
8.00% Series D Preferred stock, $.001 par value, 2,400,000 shares authorized, issued and outstanding	57,976	57,976
Common stock, $.001 par value, 67,600,000 shares authorized, 21,624,228 and 15,253,396 shares issued and outstanding in 2009 and 2008, respectively	22	15
Common stock held in trust, at cost, 71,255 and 85,300 shares in 2009 and 2008, respectively	(2,399)	(2,895)
Additional paid-in capital	515,398	428,367
Accumulated other comprehensive loss	(4,892)	(7,728)
Accumulated deficit	(111,960)	(69,487)
Total Parkway Properties, Inc. shareholders' equity	454,145	406,248
Noncontrolling interest - real estate partnerships	116,687	127,192
Total equity	570,832	533,440
	$1,612,146	$1,687,855

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended
	December 31
	2009	2008
	(Unaudited)

Revenues
Income from office and parking properties	$65,594	$65,331
Management company income	384	580
Total revenues	65,978	65,911

Expenses
Property operating expense	31,026	30,461
Depreciation and amortization	24,025	25,057
Impairment loss on real estate	-	2,542
Management company expenses	589	594
General and administrative	1,374	3,282
Total expenses	57,014	61,936

Operating income	8,964	3,975

Other income and expenses
Interest and other income	326	312
Equity in earnings (loss) of unconsolidated joint ventures	(30)	92
Other-than-temporary impairment loss on investment in unconsolidated joint ventures	(8,817)	-
Gain on involuntary conversion	81	-
Interest expense	(13,757)	(14,472)

Loss from continuing operations	(13,233)	(10,093)
Discontinued operations:
Loss from discontinued operations	-	(35)
Net loss	(13,233)	(10,128)
Net loss attributable to noncontrolling interest - real estate partnerships	3,054	4,235

Net loss for Parkway Properties, Inc.	(10,179)	(5,893)
Dividends on preferred stock	(1,200)	(1,200)
Net loss available to common stockholders	$(11,379)	$(7,093)

Net loss per common share attributable to Parkway Properties, Inc.:
Basic:
Loss from continuing operations attributable to Parkway Properties, Inc.	$(0.53)	$(0.47)
Discontinued operations	-	-
Net loss attributable to Parkway Properties, Inc.	$(0.53)	$(0.47)
Diluted:
Loss from continuing operations attributable to Parkway Properties, Inc.	$(0.53)	$(0.47)
Discontinued operations	-	-
Net loss attributable to Parkway Properties, Inc.	$(0.53)	$(0.47)

Dividends per common share	$0.325	$0.325

Weighted average shares outstanding:
Basic	21,315	15,033
Diluted	21,315	15,033

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Year Ended
	December 31
	2009	2008
	(Unaudited)

Revenues
Income from office and parking properties	$266,345	$263,475
Management company income	1,870	1,936
Total revenues	268,215	265,411

Expenses
Property operating expense	128,084	126,169
Depreciation and amortization	92,726	91,716
Impairment loss on real estate	-	2,542
Management company expenses	2,299	1,947
General and administrative	6,108	9,725
Total expenses	229,217	232,099

Operating income	38,998	33,312

Other income and expenses
Interest and other income	1,609	1,332
Equity in earnings of unconsolidated joint ventures	445	894
Other-than-temporary impairment loss on investment in unconsolidated joint ventures	(8,817)	-
Gain on involuntary conversion	823	-
Gain on sale of real estate	470	-
Interest expense	(55,693)	(59,426)

Loss from continuing operations	(22,165)	(23,888)
Discontinued operations:
Loss from discontinued operations	-	(795)
Gain on sale of real estate from discontinued operations	-	22,588
Total discontinued operations	-	21,793
Net loss	(22,165)	(2,095)
Net loss attributable to noncontrolling interest - real estate partnerships	10,562	11,369

Net income (loss) for Parkway Properties, Inc.	(11,603)	9,274
Dividends on preferred stock	(4,800)	(4,800)
Net income (loss) available to common stockholders	$(16,403)	$4,474

Net income (loss) per common share attributable to Parkway Properties, Inc.:
Basic:
Loss from continuing operations attributable to Parkway Properties, Inc.	$(0.85)	$(1.15)
Discontinued operations	-	1.45
Net income (loss) attributable to Parkway Properties, Inc.	$(0.85)	$0.30
Diluted:
Loss from continuing operations attributable to Parkway Properties, Inc.	$(0.85)	$(1.15)
Discontinued operations	-	1.45
Net income (loss) attributable to Parkway Properties, Inc.	$(0.85)	$0.30

Dividends per common share	$1.30	$2.275

Weighted average shares outstanding:
Basic	19,304	15,023
Diluted	19,304	15,023

PARKWAY PROPERTIES, INC.
RECONCILIATION OF FUNDS FROM OPERATIONS AND
FUNDS AVAILABLE FOR DISTRIBUTION TO NET INCOME
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2009 AND 2008
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31		December 31
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

Net Income (Loss)	$(10,179)	$(5,893)	$(11,603)	$9,274

Adjustments to Net Income (Loss):
Preferred Dividends	(1,200)	(1,200)	(4,800)	(4,800)
Depreciation and Amortization	24,025	25,057	92,726	91,716
Depreciation and Amortization - Discontinued Operations	-	-	-	1,873
Noncontrolling Interest Depreciation and Amortization	(5,199)	(6,525)	(20,138)	(20,644)
Adjustments for Unconsolidated Joint Ventures	218	195	848	750
Gain on Sale of Real Estate	-	-	(470)	(22,588)
Funds From Operations ("FFO") Available to Common Shareholders (1)	$7,665	$11,634	$56,563	$55,581

Adjustments to Derive Recurring FFO:
Net Non-Cash Losses	8,736	2,542	7,994	2,542
Lease Termination Fee Income	(738)	(89)	(1,167)	(3,741)
Prepayment Expense - Early Extinguishment of Debt	-	-	-	2,153
Performance Based Share Based Compensation	-	1,395	-	1,395
Non-Cash Purchase Accounting Adjustment	-	-	-	657
Hurricane Ike Expense	-	(263)	-	377
Recurring FFO	$15,663	$15,219	$63,390	$58,964

Funds Available for Distribution
FFO Available to Common Shareholders (1)	$7,665	$11,634	$56,563	$55,581
Add (Deduct) :
Adjustments for Unconsolidated Joint Ventures	(64)	(38)	(652)	(335)
Adjustments for Noncontrolling Interest in Real Estate Partnerships	1,130	442	4,692	2,495
Straight-line Rents	(1,400)	(1,147)	(6,734)	(3,837)
Straight-line Rents - Discontinued Operations	-	-	-	61
Amortization of Above/Below Market Leases	149	(153)	51	45
Amortization of Share-Based Compensation	641	895	2,581	2,276
Net Non-Cash Losses	8,736	2,542	7,994	2,542
Recurring Capital Expenditures:
Building Improvements	(2,533)	(985)	(6,079)	(4,043)
Tenant Improvements - New Leases	(4,292)	(1,737)	(11,369)	(5,958)
Tenant Improvements - Renewal Leases	(2,020)	(2,518)	(5,781)	(8,103)
Leasing Costs - New Leases	(3,778)	(948)	(6,057)	(2,713)
Leasing Costs - Renewal Leases	(4,988)	(1,086)	(9,065)	(3,161)
Funds Available for Distribution (1)	$(754)	$6,901	$26,144	$34,850

Diluted Per Common Share/Unit Information (**)
FFO per share	$0.36	$0.77	$2.91	$3.67
Recurring FFO per share	$0.73	$1.01	$3.27	$3.90
FAD per share	$(0.04)	$0.46	$1.35	$2.30
Dividends paid	$0.325	$0.325	$1.30	$2.275
Dividend payout ratio for FFO	91.23%	42.13%	44.61%	61.94%
Dividend payout ratio for Recurring FFO	44.64%	32.21%	39.80%	58.38%
Dividend payout ratio for FAD	N/M	71.03%	96.52%	98.78%
Weighted average shares/units outstanding	21,512	15,083	19,409	15,132

Other Supplemental Information
Recurring Capital Expenditures Above	$17,611	$7,274	$38,351	$23,978
Upgrades on Acquisitions	597	4,401	6,220	16,676
Major Renovations	197	-	197	-
Total Real Estate Improvements and Leasing Costs Per Cash Flow	$18,405	$11,675	$44,768	$40,654

Impairment Losses	$(8,817)	$(2,542)	$(8,817)	$(2,542)
Gain on Involuntary Conversion	81	-	823	-
Net Loss Included in FFO	$(8,736)	$(2,542)	$(7,994)	$(2,542)

**Information for Diluted Computations:
Basic Common Shares/Units Outstanding	21,316	15,034	19,306	15,024
Dilutive Effect of Other Share Equivalents	196	49	103	108

(1)       Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition.  FFO is defined as net income, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from the sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

       There is not a standard definition established for FAD.  Therefore, our measure of FAD may not be comparable to FAD reported by other REITs.  We define FAD as FFO, excluding the amortization of restricted shares, amortization of above/below market leases, straight line rent adjustments and non-cash gains/losses, and reduced by recurring non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs.  Adjustments for unconsolidated partnerships and joint ventures are included in the computation of FAD on the same basis.

PARKWAY PROPERTIES, INC.
CALCULATION OF EBITDA AND COVERAGE RATIOS
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2009 AND 2008
(In thousands)

	Three Months Ended		Year Ended
	December 31		December 31
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

Net Income (Loss)	$(10,179)	$(5,893)	$(11,603)	$9,274

Adjustments to Net Income (Loss):
Interest Expense	13,210	13,969	53,374	58,616
Amortization of Financing Costs	547	503	2,319	1,825
Prepayment Expense - Early Extinguishment of Debt	-	-	-	2,153
Depreciation and Amortization	24,025	25,057	92,726	93,589
Amortization of Share-Based Compensation	641	895	2,581	2,276
Net (Gain) Loss on Real Estate Investments and Involuntary Conversion	8,736	2,542	7,524	(20,046)
Tax Expense	-	-	2	2
EBITDA Adjustments - Unconsolidated Joint Ventures	344	325	1,358	1,270
EBITDA Adjustments - Noncontrolling Interest in Real Estate Partnerships	(8,342)	(9,683)	(32,698)	(32,750)
EBITDA (1)	$28,982	$27,715	$115,583	$116,209

Interest Coverage Ratio:
EBITDA	$28,982	$27,715	$115,583	$116,209

Interest Expense:
Interest Expense	$13,210	$13,969	$53,374	$58,616
Capitalized Interest	-	235	-	836
Interest Expense - Unconsolidated Joint Ventures	125	127	501	509
Interest Expense - Noncontrolling Interest in Real Estate Partnerships	(3,074)	(3,087)	(12,283)	(11,837)
Total Interest Expense	$10,261	$11,244	$41,592	$48,124

Interest Coverage Ratio	2.82	2.46	2.78	2.41

Fixed Charge Coverage Ratio:
EBITDA	$28,982	$27,715	$115,583	$116,209

Fixed Charges:
Interest Expense	$10,261	$11,244	$41,592	$48,124
Preferred Dividends	1,200	1,200	4,800	4,800
Principal Payments (Excluding Early Extinguishment of Debt)	3,532	3,159	13,615	13,640
Principal Payments - Unconsolidated Joint Ventures	34	14	142	54
Principal Payments - Noncontrolling Interest in Real Estate Partnerships	(286)	(87)	(981)	(337)
Total Fixed Charges	$14,741	$15,530	$59,168	$66,281

Fixed Charge Coverage Ratio	1.97	1.78	1.95	1.75

Modified Fixed Charge Coverage Ratio:
EBITDA	$28,982	$27,715	$115,583	$116,209

Modified Fixed Charges:
Interest Expense	$10,261	$11,244	$41,592	$48,124
Preferred Dividends	1,200	1,200	4,800	4,800
Total Modified Fixed Charges	$11,461	$12,444	$46,392	$52,924

Modified Fixed Charge Coverage Ratio	2.53	2.23	2.49	2.20

The following table reconciles EBITDA to cash flows provided by operating activities:

EBITDA	$28,982	$27,715	$115,583	$116,209
Amortization of Above (Below) Market Leases	149	(153)	51	45
Amortization of Mortgage Loan Discount	(160)	(138)	(607)	(518)
Operating Distributions from Unconsolidated Joint Ventures	-	187	392	1,042
Interest Expense	(13,210)	(13,969)	(53,374)	(58,616)
Prepayment Expense - Early Extinguishment of Debt	-	-	-	(2,153)
Tax Expense	-	-	(2)	(2)
Change in Deferred Leasing Costs	(8,935)	(2,211)	(16,348)	(8,738)
Change in Receivables and Other Assets	998	(5,033)	3,678	(1,474)
Change in Accounts Payable and Other Liabilities	(6,412)	(4,061)	228	(2,164)
Adjustments for Noncontrolling Interests	5,288	5,449	22,136	21,381
Adjustments for Unconsolidated Joint Ventures	(314)	(417)	(1,803)	(2,164)
Cash Flows Provided by Operating Activities	$6,386	$7,369	$69,934	$62,848

(1)  Parkway defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income taxes, depreciation, amortization, losses on early extinguishment of debt and other gains and losses.  EBITDA, as calculated by us, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do.  EBITDA does not represent cash generated from operating activities in accordance with generally accepted accounting principles, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

PARKWAY PROPERTIES, INC.
NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES
THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008
(In thousands, except number of properties data)

					Average
			Net Operating Income		Occupancy
	Number of	Percentage
	Properties	of Portfolio (1)	2009	2008	2009	2008

Same-store properties (2):
Wholly-owned	43	70.42%	$25,563	$25,724	88.6%	90.3%
Parkway Properties Office Fund LP	13	21.78%	7,907	8,352	86.7%	88.3%
Other consolidated joint venture	1	1.37%	496	292	87.5%	88.2%
Unconsolidated joint ventures	7	4.77%	1,732	1,976	87.9%	96.7%
Total same-store properties	64	98.34%	35,698	36,344	88.1%	90.3%
Office property development	1	1.63%	593	6	84.8%	N/A
Assets sold	-	0.03%	9	496	N/A	N/A
Net operating income from
office and parking properties	65	100.00%	$36,300	$36,846

(1)  Percentage of portfolio based on 2009 net operating income.

(2)  Parkway defines Same-Store Properties as those properties that were owned for the entire three-month periods ended December 31, 2009 and 2008 and excludes properties classified as discontinued operations.  Same-Store net operating income ("SSNOI") includes income from real estate operations less property operating expenses (before interest and depreciation and amortization) for Same-Store Properties.  SSNOI as computed by Parkway may not be comparable to SSNOI reported by other REITs that do not define the measure exactly as we do.  SSNOI is a supplemental industry reporting measurement used to evaluate the performance of the Company's investments in real estate assets.  The following table is a reconciliation of net income to SSNOI:

	Three Months Ended		Year Ended
	December 31		December 31
	2009	2008	2009	2008

Net income (loss) for Parkway Properties, Inc.	$(10,179)	$(5,893)	$(11,603)	$9,274
Add (deduct):
Interest expense	13,757	14,472	55,693	59,426
Depreciation and amortization	24,025	25,057	92,726	91,716
Management company expenses	589	594	2,299	1,947
General and administrative expenses	1,374	3,282	6,108	9,725
Equity in (earnings) loss of unconsolidated joint ventures	30	(92)	(445)	(894)
Gain on involuntary conversion	(81)	-	(823)	-
Gain on sale of real estate	-	-	(470)	-
Impairment loss on office properties	-	2,542	-	2,542
Impairment loss on investment in unconsolidated joint ventures	8,817	-	8,817	-
Net loss attributable to noncontrolling interests - real estate partnerships	(3,054)	(4,235)	(10,562)	(11,369)
Loss from discontinued operations	-	35	-	795
Gain on sale of real estate from discontinued operations	-	-	-	(22,588)
Management company income	(384)	(580)	(1,870)	(1,936)
Interest and other income	(326)	(312)	(1,609)	(1,332)
Net operating income from consolidated office and parking properties	34,568	34,870	138,261	137,306
Net operating income from unconsolidated joint ventures	1,732	1,976	8,955	10,345
Less: Net operating income from non same-store properties	(602)	(502)	(5,918)	(3,369)
Same-store net operating income	$35,698	$36,344	$141,298	$144,282